R-38 G-77 B-130 R-106 G-151 B-212 R-235 G-133 B-33 R-0 G-134 B-0 R-250 G-202 B-0 R-193 G-2 B-2 R-100 G-100 B-100 R-0 G-105 B-170 R-236 G-163 B-33 R-138 G-173 B-70 R-255 G-219 B-67 R-221 G-70 B-55 R-191 G-191 B-191 R-240 G-181 B-74 R-189 G-209 B-143 R-209 G-226 B-255 R-106 G-151 B-212 R-183 G-205 B-235 R-217 G-217 B-217 R-158 G-198 B-197 R-200 G-222 B-222 R-191 G-191 B-191 R-38 G-77 B-130 R-193 G-2 B-2 Accent colors/ contrasting colors: R-0 G-134 B-0 R-235 G-133 B-33 R-250 G-202 B-0 R-170 G-54 B-206 Excel chart colors: For basic graphics, diagrams: Light gray for default Word table fill, callout boxes and annotated boxes: R-234 G-234 B-234 Word tables: 3pt border, R-38,G-77,B-130 Highlight colors: R-106 G-151 B-212 R-235 G-133 B-33 R-0 G-134 B-0 R-250 G-202 B-0 R-219 G-230 B-245 R-245 G-192 B-139 R-201 G-255 B-201 R-255 G-235 B-151 Group 1: For text, wireframe, borders, colored bullets: Group 2: For fills and larger areas of colors, e.g., Word table fill: Secondary colored font: R-0 G-105 B-170 Primary colored font: R-38 G-77 B-130 Company Proposal #2 (4/2017) Treatment / Consideration Term Loan Due February 2019  Existing Term Loan canceled in exchange for total consideration of:  $[100]mm of cash, funded by $[35]mm cash from balance sheet and $[65]mm draw on New RCF (see next page)  [90]% of pro forma common equity, subject to dilution from MIP  No takeback debt Existing Equity  Retains [10]% of pro forma common equity, subject to dilution from MIP Management Incentive Plan (“MIP”)  New MIP for [10]% of pro forma common equity comprised of restricted stock and/or warrants (subject to vesting period TBD) Conditions Precedent  [99]% minimum participation condition to effectuate exchange 1  Exchange $450mm of existing Term Loan for $[100]mm of cash and equity  Exchange facilitated by new $[125]mm Revolving Credit Facility (“RCF”)  Funded debt reduced from $450mm to ~$[65]mm at closing Exhibit 99.2

R-38 G-77 B-130 R-106 G-151 B-212 R-235 G-133 B-33 R-0 G-134 B-0 R-250 G-202 B-0 R-193 G-2 B-2 R-100 G-100 B-100 R-0 G-105 B-170 R-236 G-163 B-33 R-138 G-173 B-70 R-255 G-219 B-67 R-221 G-70 B-55 R-191 G-191 B-191 R-240 G-181 B-74 R-189 G-209 B-143 R-209 G-226 B-255 R-106 G-151 B-212 R-183 G-205 B-235 R-217 G-217 B-217 R-158 G-198 B-197 R-200 G-222 B-222 R-191 G-191 B-191 R-38 G-77 B-130 R-193 G-2 B-2 Accent colors/ contrasting colors: R-0 G-134 B-0 R-235 G-133 B-33 R-250 G-202 B-0 R-170 G-54 B-206 Excel chart colors: For basic graphics, diagrams: Light gray for default Word table fill, callout boxes and annotated boxes: R-234 G-234 B-234 Word tables: 3pt border, R-38,G-77,B-130 Highlight colors: R-106 G-151 B-212 R-235 G-133 B-33 R-0 G-134 B-0 R-250 G-202 B-0 R-219 G-230 B-245 R-245 G-192 B-139 R-201 G-255 B-201 R-255 G-235 B-151 Group 1: For text, wireframe, borders, colored bullets: Group 2: For fills and larger areas of colors, e.g., Word table fill: Secondary colored font: R-0 G-105 B-170 Primary colored font: R-38 G-77 B-130 Company Proposal #2: New RCF Term Sheet 2 Key Terms Borrower  Orchard Acquisition Company, LLC Amount/Type  New $[125]mm revolving credit facility (“RCF”) Guarantors/Security  Consistent with the Existing Credit Agreement Use of Proceeds  General corporate purposes, working capital, and to fund recapitalization Interest Rate and Fees  L + [__] interest rate per annum on drawn amounts  Unused Commitment Fee of [__]% per annum on undrawn amounts Maturity  [5] years from the Effective Date Prepayments  Mandatory: Customary for facilities of this type  Optional: [NC/101], applicable only on permanent commitment reductions Financial Covenant  TBD Other Covenants, Representations and Warrantie , and Events of Default  Consistent with Existing Credit Agreement with modifications to be agreed Exhibit 99.2